Exhibit 10.1

Commercial Contract to Buy and Sell Real Estate

Date     2006/1/24
Buyer    City Network, Inc.
Seller   Wang, Rong-Zong


1 Parties & Property

City Network, Inc. agrees to buy, and the undersigned seller, agrees to sell, on the terms and conditions set forth in this contract, the following described real estate in the City of Tou-Liu, Yun-Lin County to wit:

Lot 38-436(12 square meter), Lot 37-126(84 square meter) and Lot 37-125(242 square meter), Tou-Liu City, Yun-Lin County known as:

Building B, #222 & #222 & 2F - 8F, #222, Chunghwa Rd., Tou-Liu City, Yun-Lin County, Taiwan ROC

together with all interest of Seller in vacated streets and alleys adjacent thereto, all easements and other appurtenances thereto, all improvements thereon and all attached fixtures thereon, except as herein, and called the property.

2 Purchase Price

     NTD64,000,000

3 Payment Term

The purchase price shall be payable in Taiwan dollars by Purchaser as follows(complete the applicable terms below):

     1    Earnest Money NTD10,000,000
     2 1st payment NTD8,000,000 after property right transferred from seller to buyer
     3    2nd payment NTD6,100,000 after all property taxes paid
     4    Final payment NTD39,900,000 after mortgage effected

4   Bank Loan Terms 1. The amount of the bank loan is NTD51,00,000.

                    2. When the buyer pays the initial deposit he shall also
               prepare the accompanying loan documents to facilitate the bank loan approval; if the amount of bank loan is inadequate, buyer must compensate with additional funds to complete the sale.

                    3. The seller provides said property as collateral to Hwa
               Nan Bank Chia-Nan branch to be used as collateral.

                    4. Buyer must comply with all local laws as well as bank
               regulations.

5

Purchaser should issue a check, NTD39,900,000, payable to seller as a guarantee of the final payment after purchaser makes the 2nd payment and it will be returned after purchaser makes the final payment.

6    Lin, Bean-Yi , real estate professional officer, is authorized by both parties to take care all the property legal processes.

7    Seller should settle and clear all the legal issues of the property before the 2nd payment, NTD6,100,000. The legal issues include all the obligations or rights of loan, borrowed, rented, attached, bankrupt ... etc.

8    All the land tax, property tax, water fee, electricity fee, management fee are transferred from seller to buyer when the property is handed over to the buyer.

9    Seller has unconditional obligation to help to complete the registration of property transferring.

10   Buyer can assign anyone he wants as the name of registration and the seller has no rights of dissent.

11   Contract tax, registration fee, land professional fee...will be paid by buyer or seller as determined according to law upon date due.

12   Both parties agree to file the Government's announcement market price of the property and choose the filing item and the land value added tax will be paid by buyer or seller, as determined by law when tax is due.

13   Choose the property tax categories, residential, commercial or farm.

14   If buyer does not want to buy the property or does not want to pay so that the property is not able to be transferred, seller can cancel the contract and the payment made will belong to seller as a penalty.

15   If seller does not want to sell and not carry out the agreed items, the buyer can cancel the contract and the seller will pay double the amount of the payment received from buyer back to buyer as compensation.

16   The contract is effect from the date of confirming & signing of both parties.